SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2023, KULR Technology Group, Inc. (the “Company”) entered into a letter amendment agreement (the “Amendment Agreement”) with YA and Yorkville Advisors Global, L.P (collectively “Yorkville Advisors” or the “Investor”) in order to amend and supplement that certain Letter Agreement dated August 30, 2023 (as amended on November 7, 2023, the “August Letter Agreement”) that was entered into between the Company and Yorkville Advisors, which August Letter Agreement amended and supplemented that certain Supplemental Agreement dated September 23, 2022.

Pursuant to the Amendment Agreement the Company and Yorkville Advisors agreed to amend, certain payment dates that were previously established in the August Letter Agreement. The Company shall now make the following payments:

•	on or before the earlier of: (a) the closing of the financing transaction that the Company is carrying out on or about the date hereof (the “Current Offering”) or; (b) December 31, 2023, the Company shall pay an amount equal to the sum of (i) $1,000,000 in principal amount, (ii) the Payment Premium (i.e. 5%) in respect of such principal amount, and (iii) all outstanding accrued and unpaid interest in respect of such payment date (collectively, the “December Payment”);

•	on or before February 29, 2024, the Company shall pay an amount equal to the sum of (i) $2,000,000 in principal amount, (ii) the Payment Premium (i.e. 5%) in respect of such principal amount, and (iii) all outstanding accrued and unpaid interest in respect of such payment date (collectively, the “February Payment”); and

•	on or before April 30, 2024, the Company shall pay an amount equal to the sum of (i) the remaining principal amount on the Advances, (ii) the Payment Premium (i.e. 5%) in respect of such principal amount, and (iii) all outstanding accrued and unpaid interest in respect of such payment date (collectively, the “April Payment”).

Notwithstanding the foregoing, after the December Payment, the company has also agreed that if it conducts any financing transaction (including any offering of debt or equity securities) other than the Current Offering, the Company shall give Yorkville Advisors the option to receive up to 50% of the net proceeds from such transactions to make early repayments of amounts outstanding under the Advances, until all such amounts have been repaid in full. As a preemptive measure, in order to accommodate the Investor’s remedies if an Event of Default were to occur, the Company further agreed that, on or prior to January 19, 2024, it will initiate procedures to seek shareholder approval to issue shares of common stock, in excess of the Exchange Cap.

Additionally, the Company and Yorkville Advisors agreed that, subject to receipt of the December Payment, Yorkville shall not submit Investor Notices prior to May 1, 2024. In the event any Repayment is not made by the Company, then during each calendar month after such unpaid Repayment and to the extent of such unpaid Repayment, the Investor shall have the option to request Advances of no more than $3,000,000 in principal amount of Advances. The limitations agreed by the Investor shall not apply (i) at any time upon the occurrence and during the continuance of an Event of Default, including failure to make any Repayment, and (ii) with respect to any Investor Notice requesting an Advance utilizing a price per share equal to the Fixed Price (which, for the avoidance of doubt, is $1.7677). The foregoing limitations may be waived with the Company’s prior written consent.

The foregoing is a summary description of certain terms of the Amendment Agreement. For a full description of all terms, please refer to the Amendment Agreement that is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1	Amendment Agreement, dated as of December 19, 2023, by and between KULR Technology Group, Inc., YA II PN, LTD, as well as Yorkville Advisors Global, L.P.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: December 19, 2023	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer